Exhibit 10.4.6


                 FIRST SOUTH BANK SALARY CONTINUATION AGREEMENT


       THIS SALARY CONTINUATION AGREEMENT (the "Agreement") is made this 19th day November, 1999, by and between FIRST SOUTH BANK, a state bank with a principal office in Spartanburg, South Carolina (the "Company") and V.
 LEWIS SHULER (the "Executive").'

                                  INTRODUCTION

       To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

       Now, therefore, in consideration of the mutual covenants and agreements herein, the Executive and the Company agree as follows:

                                    Article 1
                                   Definitions

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                  1.1.1 "Accrual Balance "means the amount of death benefits payable to the Executive pursuant to Section 3.1 of this Agreement and set forth in the attached Schedule A.

                  1.1.2 "Board" or "Board of Directors" means the Board of Directors of the Company.

                  1.1.3 "Change of Control" means

                       (i) the  acquisition  by any person,  group of persons or
                           entities of the beneficial ownership or power to vote more than twenty (20%) percent of the Company's outstanding stock, or

                     (ii) during any period of two (2) consecutive years, a change in the majority of the Board unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of such two (2) year period, or

                     (iii) a   reorganization,   merger,   exchange  of  shares,
                           combination or consolidation of the Company with one or more other corporations or other legal entities in which the Company is not surviving the corporation, or a transfer of all or substantially all of the assets of the Company to another person or entity.

                 (iv) Notwithstanding any other provision in this Agreement, "Change of Control" shall not be construed to mean the formation of a bank holding company or other entity approved in advance by the Board or any changes in ownership of the Company's assets or stock as the result of the formation of such an entity.

                  1.1.4 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be that section as it now exists and to any successor provision.

                  1.1.5 "Disability" means, if the Executive is covered by a Company sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness, accident or injury that, in the judgment of a physician appointed and paid by the Company, prevents the Executive from performing substantially all of the Executive's normal duties for the Company. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

                  1.1.6 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

                  1.1.7 "Early Termination Date" means the month, day and year in which Early Termination occurs.

                  1.1.8 "Effective Dale "means January 1, 1999.

                  1.1.9   "Normal   Retirement   Age"   means  the   Executive's
         sixty-fifth (65th ) birthday.

                  1.1.10 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

                  1.1.11 "Plan Year" means a twelve-month period commencing on January 1st and ending on December 31st of each year. The first Plan Year shall commence on the Effective Date of this Agreement.

                  1.1.12 'Termination for Cause "shall have the meaning set forth in Section 5.2.

                  1.1.13 'Termination of Employment "'means that the Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence that is approved by the Company. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Board shall have the sole and absolute right to decide the dispute.

                               Article 2 Lifetime
                                    Benefits

       2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than the Executive's death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

              2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 for the first Plan Year is twenty thousand four hundred eighty-four ($20,484) dollars as stated on the attached Schedule A. The annual benefit will be increased two (2.0%) percent each Plan Year thereafter, until Termination of Employment. The Board, in its sole discretion, may increase the annual benefit under this Section 2.1.1 beyond the annual two (2.0%) percent increase; however, any such increase shall require the restatement of Schedule A.

              2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in equal and consecutive monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date and continuing for two hundred fifteen
      (215) additional months, for a total of two hundred sixteen (216) monthly payments.

         2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

                  2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date.

                  2.2.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in equal and consecutive monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Age and continuing for two hundred fifteen (215) additional months, for a total of two hundred sixteen (216) monthly payments.

       2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

              2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately prior to the date in which the Termination of Employment occurs. However, any increase in the annual benefit under
      Section 2.1.1 would require the recalculation of the Disability benefit on Schedule A. The Disability Annual Benefit amount is determined by calculating a fixed annuity which is payable in one hundred seventy-nine
      (179) equal monthly installments, crediting interest on the unpaid balance of the Accrual Balance at an annual rate of seven and one-half (7.5%) percent, compounded monthly.

           2.3.2 Payment of Benefit. The Company shall pay the annual benefit amount to the . Executive in equal and consecutive monthly installments payable on the first day of each month commencing with the month following the Termination of Employment and continuing for two hundred fifteen (215) additional months, for a total of two hundred sixteen (216) monthly payments. Upon petition by the Executive, the Company, in its sole discretion, may instead pay the benefit in an amount equal to the Accrual Balance in a lump sum within sixty (60) days of Termination of Employment in lieu of any other benefit under this Agreement.

        2.4 Change of Control Benefit. Upon Termination of Employment following a Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

               2.4.1 Amount of Benefit.  The annual  benefit  under this Section
       2.4 is the Change of Control Annual Benefit amount set forth on Schedule A for the Plan Year in which Termination of Employment occurs.

               2.4.2 Payment of Benefit. The Company shall pay the annual benefit amount to the Executive in equal and consecutive monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Date and continuing for two hundred fifteen (215) additional months, for a total of two hundred sixteen (216) monthly payments.

                                 Article 3 Death
                                    Benefits

        3.1 Death Benefits. If the Executive dies while employed by the Company and prior to commencement of any benefits due under Article 2, the Company shall pay to the Executive's beneficiary the benefit described in this Section
 3.1. This benefit shall be paid in lieu of any other benefit under this Agreement.

                  3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the Accrual Balance set forth in Schedule A for the Plan Year ending immediately prior to the Executive's death.

                  3.1.2 Payment of Benefit, The Company shall pay the benefit to the Executive's beneficiary in a lump sum within sixty (60) days following the Executive's death.

                                    Article 4
                                  Beneficiaries

         4.1 Beneficiary Designations. The Executive shall designate a primary and contingent beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving descendants, per stirpes, and if no surviving spouse and descendants, to the Executive's estate. If Executive dies and subsequently the beneficiary receiving benefit payments dies, then any remaining payments shall be paid pursuant to a written beneficiary designation filed with the Company made by such beneficiary, or if none to such beneficiary's estate.

       4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, conservator, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 5

                               General Limitations

               Notwithstanding any provision of this Agreement to the contrary, Executive shall irrevocably forfeit and the Company shall not pay any benefit under this Agreement if any of the events described in Sections 5.1 - 5.3 below occur:

        5.1 Excess Parachute Payment. In the event that the benefit payable to the Executive pursuant to this Agreement should cause a "parachute payment,(11) as defined in Code section 280G(b)(2) of the Code, then such benefit shall be reduced One Dollar (SI.00) at a time until the payment will not constitute a parachute payment. In the event the benefit the Executive receives under this Agreement should be incorrectly calculated so that such amount constitutes a parachute payment, then the Executive will promptly refund to Company the excess amount. Excess amount shall mean the amount in excess of the Executive's base amount, as defined in Code Section 280G(b)(3), multiplied by 2.999.

         5.2 Termination for Cause. If the Company terminates the Executive's employment for:

                  5.2.1 any willful act of misconduct or gross negligence, prior to a Change of Control, which is materially injurious to the Company monetarily or otherwise;

                  5.2.2 a criminal conviction of the Executive for any act involving the business and affairs of the Company; or

                  5.2.3 a criminal conviction of the Executive for commission of a felony, the circumstances of which substantially relate to the Executive's position with the Company.

       5.3 Suicide or Misstatement.  If the Executive commits suicide within two
(2) years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

        5.4 No Duplication of Benefits. Each of the benefits described in Articles 2 and 3 are intended to be separate benefits and mutually exclusive of the other so that once benefit payments commence under one Section the Executive (or his beneficiary, as the case may be) shall not thereafter receive payments or become entitled to benefits under another Section.

                           Article 6 Claims and Review
                                   Procedures

         6.1 Claims Procedure. The Company shall notify any person or entity that makes a claim pursuant to this Agreement (the "Claimant") in writing, within ninety (90) days of the Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial,
(2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) day period.

         6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty (60) day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                   Article 7
                           Amendments and Termination

       This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

                                    Article 8
                                  Miscellaneous

         8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their heirs, beneficiaries, survivors, legal representatives, personal representatives, assigns, successors, administrators and transferees.

         8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. This Agreement does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. This Agreement also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time. Nothing in this Agreement shall be construed as an employment agreement, either express or implied.

         8.3 Non-Transferability. No amounts payable under this Agreement shall be transferable by the Executive. Further, the Executive may not sell, assign, alienate, pledge or otherwise encumber any benefits under this Agreement.

         8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company. 8.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         8.6 Applicable Law, The Agreement and all rights hereunder shall be governed by the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

         8.7 Unfunded Arrangement. The Executive and any beneficiary of the Executive are general unsecured creditors of the Company for the payment of benefits under this Agreement. This Agreement shall always be an unfunded arrangement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life, if any, is a general asset of the Company to which the Executive and the Executive's beneficiary have no preferred or secured claim. Title to and beneficial ownership of any cash or assets Company may earmark to pay the Executive or his beneficiary shall at all times remain with Company.

         8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein. 8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                 8.9.1       Interpreting the provisions of the Agreement;

                  8.9.2 Establishing and revising the method of accounting for the Agreement;

                  8.9.3    Maintaining a record of benefit  payments;  and

                  8.9.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.
                           8.10 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities under this Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         8.11 No Trust Created. Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Company and the Executive, his designated beneficiary, any other beneficiary of the Executive or any other person.

         8.12 Date of Birth. The Executive hereby represents to the Company that his date of birth is June 8, 1943.

         IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have executed and sealed this Agreement as of the date first above written.

          Witnesses:                                     COMPANY:

                                                         FIRST  SOUTH BANK

          s/ Jean P. Ellison                    By:   s/  Barry  L. Slider
          ------------------                          --------------------------

          s/ Melissa K. Littlefield             Its:  President/CEO
          -------------------------                   --------------------------

                                                         EXECUTIVE:

           s/ Jean P. Ellison                            s/ V. Lewis Shuler
           ------------------                            -----------------------
                                                            V. Lewis Shuler

          s/ Melissa K Littlefield
          ------------------------

                                First South Bank
                                 V. Lewis Shuler
                      Salary Continuation Plan - Schedule A


------------------------------------------------------------------------------------------------------------------------------------
                                     Early Term.               Early Termination       Change of Control           Disability
Plan       Benefit     Accrual       Vesting        Vested       Annual Benefit          Annual Benefit          Annual Benefit
Year        Level       Balance     Schedule        Benefit       Payable at 65           Payable at 65      Payable Immediately
------------------------------------------------------------------------------------------------------------------------------------
   1        20,484       16,338        100%          20,484          20,484                 20,484                   1,657
   2        20,894       34,328        100%          20,894          20,894                 20,894                   3,481
   3        21,312       54,179        100%          21,312          21,312                 21,312                   5,494
   4        21,738       76,148        100%          21,738          21,738                 21,738                   7,721
   5        22,173      100,557        100%          22,173          22,173                 22,173                  10,196
   6        22,616      127,835        100%          22,616          22,616                 22,616                  12,962
   7        23,068      158,608        100%          23,068          23,068                 23,068                  16,082
   8        23,530      193,959        100%          23,530          23,530                 23,530                  19,667
   9        24,000      236,697        100%          24,000          24,000                 24,000                  24,000


                                   BENEFICIARY DESIGNATION

                 FIRST SOUTH BANK SALARY CONTINUATION AGREEMENT

                                 V. LEWIS SHULER

 I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement:

 Primary:  Jane M. Shuler
           ------------------------------------------------

 Contingent:  Matthew L. Shuler and Mary K. Shuler, Equally
           ------------------------------------------------

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature       s/ V. Lewis Shuler
                -------------------------

 Date 11/19/99


 Accepted by the Company this 19th     day of    November, 1999
                              -----              ---------

By s/ Barry L. Slider
   ------------------------
Title President/CEO
      ---------------------

                               FIRST AMENDMENT TO
                                FIRST SOUTH BANK
                         SALARY CONTINUATION AGREEMENT


       THIS AMENDMENT is made this 27 day of April, 2000, by and between the First South Bank, a state bank located in Spartanburg, South Carolina (the "Company"), and V. LEWIS SHULER (the "Executive).

       WITNESSETH:

       WHEREAS, the Executive and the Company entered into a Salary Continuation Agreement (the "Agreement") dated November 19, 1999; and

       WHEREAS, the Executive and the Company are desirous of amending the language to the Agreement.

       NOW, THEREFORE, in consideration of the premises, the Executive and the Company agree to amend the "Agreement" as follows:

       Paragraph 1.1.8 is amended to read as follows:

              1.1.8 "Effective Date" means November 1, 1999. Except as amended herein, the Agreement remains in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have entered into this Amendment on the date and year first above written.


 EXECUTIVE:                                              COMPANY:

                                                         FIRST SOUTH BANK


s/ V. Lewis Shuler                                       By s/ Barry L. Slider
------------------                                          ------------------
V. LEWIS SHULER                                          Title  President & CEO
                                                                ----------------

                    SECOND AMENDMENT FIRST SOUTH BANK SALARY
                             CONTINUATION AGREEMENT

THIS SECOND AMENDMENT executed on this 19th day of June , 2001, by and between FIRST SOUTH BANK, located in Spartanburg, South Carolina (the "Company") and V. LEWIS SHULER (the "Executive").

       WITNESSETH:

       WHEREAS, the Executive and the Company entered into the FIRST SOUTH BANK SALARY CONTINUATION AGREEMENT on November 19, 1999, and on April 27, 2000 the Company and the Executive executed a FIRST AMENDMENT TO THE FIRST SOUTH BANK SALARY CONTINUATION AGREEMENT (the "Agreement").

       WHEREAS, the Executive and the Company are desirous of amending the language to the Agreement.

       NOW, THEREFORE, in consideration of the premises, the Executive and the Company agree to amend the "Agreement" as follows:

       Paragraph 1.1.11 is amended to read as follows:

       LI.11 "Plan Year" means a twelve-month period commencing on November 1 and ending on October 31 of each year. The first Plan Year shall commence on the Effective Date of this Agreement.

       Paragraph 2.3.1 is amended to read as follows:

              2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately prior to the date in which the Termination of Employment occurs.

        Except as amended herein, the Agreement remains in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have entered into this Second Amendment on the date and year first above written.


EXECUTIVE:                                      COMPANY:

                                                FIRST SOUTH BANK


s/ V. Lewis Shuler                              By s/ Barry L. Slider
------------------                                 ------------------
V. Lewis Shuler                                Title President/CEO
                                                     ----------------

                                 THIRD AMENDMENT
                                     TO THE
                 FIRST SOUTH BANK SALARY CONTINUATION AGREEMENT
                       DATED NOVEMBER 19,1999 AND AMENDED
                         APRIL 27,2000 AND JUNE 19,2001
                               FOR V. LEWIS SHULER


         THIS THIRD AMENDMENT is adopted this 20th day of March, 2007, effective as of January 1, 2005, by and between First South Bank, a state bank located in Spartanburg, South Carolina (the "Company") and V. Lewis Shuler (the "Executive").

          The Company and the Executive executed the Salary Continuation Agreement on November 19, 1999 effective as of November 1, 1999, and executed a First Amendment on April 27, 2000, and a Second Amendment on June 19, 2001 (the "Agreement").

          The parties intend this Third Amendment to be a material modification of the Agreement such that all amounts earned and vested prior to December 31, 2004 shall be subject to the provisions of Code Section 409A.

          The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

          Section 1.1.5 of the Agreement shall be deleted in its entirety and replaced by the following:

 1.1.5 "Disability" means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Company provided that the definition of "disability" applied under such insurance program complies with the requirements of the preceding sentence. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration's or the provider's determination.

          The following Section 1.1.11a shall be added to the Agreement immediately following Section 1.1.11:

 1.1.1 l a "Specified Employee" means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.

          Section 1.1.13 of the Agreement shall be deleted in its entirety and replaced by the following:

 1.1.13 " Termination of Employment" means the termination of the Executive's employment with the Company for reasons other than death. Whether a Termination of Employment takes place is determined based on the facts and circumstances surrounding the termination of the Executive's employment and whether the Company and the Executive intended for the Executive to provide significant services for the Company following such termination. A change in the Executive's employment status will not be considered a Termination of Employment if:

         (a) the Executive continues to provide services as an employee of the Company at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent  (20%)  or more  of the  average  annual  remuneration
                  earned  during  the  final  three  full   calendar   years  of
                  employment  (or,  if less,  such  lesser  period),  or

         (b) the Executive continues to provide services to the Company in a capacity other than as an employee of the Company at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

          The  following   Section  1.1.14  shall  be  added  to  the  Agreement
immediately following Section 1.1.13:

 1.1.14 " Unforeseeable Emergency" means a severe financial hardship to the Executive resulting from an illness or accident of the Executive, the Executive's spouse, or the Executive's dependent (as defined in
          Section 152(a) of the Code), loss of the Executive's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive.

          Section 2.3.2 of the Agreement shall be deleted in its entirety and replaced by the following:

 2.3.2 Payment of Benefit. The Company shall pay the annual benefit amount to the Executive in equal and consecutive monthly installments payable on the first day of each month commencing with the month following Termination of Employment and continuing for two-hundred fifteen (215) additional months, for a total of two-hundred sixteen (216) monthly payments.

          The following Sections 2.5, 2.6, 2.7 and 2.8 shall be added to the Agreement immediately following Section 2.4.2:

         2.5 Restriction on Timing of Distributions. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Termination of Employment under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made upon Termination of Employment may not commence earlier than six (6) months after the date of such Termination of Employment. Therefore, in the event this
                  Section 2.5 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Termination of Employment shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Termination of Employment. All subsequent distributions shall be paid in the manner specified.

         2.6 Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any amount into the Executive's income as a result of the failure of this non qualified deferred compensation plan to comply with the requirements of
                  Section 409A of the Code, to the extent such tax liability can be covered by the entire amount accrued by the Company with respect to the Company's obligations hereunder, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

         2.7 Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

                  (a) may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

                  (b) must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

                  (c) must take effect not less than twelve (12) months after the election is made.

 2.8 Hardship Distribution. The Company may make a hardship distribution under the circumstances described in Section 2.8.1 below. Any such distribution shall require the adjustment described in Section 2.8.2 to any amounts to be paid under Article 2 or 3.

         2.8.1 Application for and Amount of Hardship Distribution. If an Unforeseeable Emergency occurs, the Executive would then be entitled to receive a distribution under the Agreement, but not before January 1, 2008. The Company's Board of Directors ("the Board") shall make such distribution upon application by the Executive. If applied for by Executive, the Executive shall receive, within sixty (60) days, a Hardship Distribution from the Agreement (i) only to the extent deemed necessary by the Board to remedy the Unforeseeable Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution; and (ii) after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Executive's assets (to the extent the liquidation would not itself cause severe financial hardship). In any event, the maximum amount which may be paid out pursuant to this Section 2.8 is the amount the Company has accrued with respect to the Company's obligations hereunder as of the day that the Executive petitioned the Board to receive a Hardship Distribution under this Section.

         2.8.2 Benefit Adjustment. At the time of any Hardship Distribution, the amount the Company has accrued with respect to the Company's obligations hereunder shall be reduced by the amount of the Hardship Distribution and the benefits to be paid under
                  Article 2 or Article 3 hereof shall reflect such reduced amount.

         Section 5.1 of the Agreement shall be deleted in its entirety.

         Article 7 of the Agreement shall be deleted in its entirety and replaced by the following:

                                    Article 7

                           Amendments and Termination

7.1 Amendments. This Agreement may be amended only by a written agreement signed by the Company and the Executive. However, the Company may unilaterally amend this Agreement to conform with written directives to the Company from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

7.2 Plan Termination Generally. The Company and Executive may terminate this Agreement at any time. The benefit hereunder shall be the amount the Company has accrued with respect to the obligations hereunder as of the date the Agreement is terminated. Except as provided in Section 7.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

7.3 Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 7.2, if this Agreement terminates in the following circumstances:

         (a) Within thirty (30) days before, or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(a)(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

         (b) Upon the Company's dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

         (c) Upon the Company's termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new non-account balance plans for a minimum of five (5) years following the date of such termination;

         the Company may distribute the entire amount accrued by the Company with respect to the Company's obligations hereunder, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

         The following Section 8.13 shall be added to the Agreement immediately following Section 8.12:

 8.13 Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

         IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this Third Amendment.



 Executive:                                      First South Bank

s/ V. Lewis Shuler                               By Michael L. Woodrum
---------------------------------                   ----------------------------
 V. Lewis Shuler                                 Title HR and Training Director

                                FOURTH AMENDMENT
                                     TO THE
                 FIRST SOUTH BANK SALARY CONTINUATION AGREEMENT
                             DATED NOVEMBER 19,1999
                          AND AMENDED APRIL 27,2000 AND
                         JUNE 19,2001 AND MARCH 20,2007
                               FOR V. LEWIS SHULER

          THIS FOURTH AMENDMENT is adopted this 28th day of September, 2007, by and between First South Bank, a state bank located in Spartanburg, South Carolina (the "Company") and V. Lewis Shuler (the "Executive").

          The Company and the Executive executed the Salary Continuation Agreement on November 19, 1999 effective as of November 1,1999, and executed a First Amendment on April 27, 2000, and a Second Amendment on June 19, 2001 and a Third Amendment on March 20, 2007 (the "Agreement").

          The parties intend this Fourth Amendment to be a material modification of the Agreement such that all amounts earned and vested prior to December 31, 2004 shall be subject to the provisions of Code Section 409A.

          The undersigned hereby amend the Agreement to reflect the final 409A Treasury Regulations. Therefore, the following changes shall be made:

          Section 1.13 of the Agreement shall be deleted in its entirety and replaced by the following:

 1.13 "Termination of Employment* means termination of the Executive's employment with the Company for reasons other than death or
          Disability. Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Company and the Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an Independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Company if the Executive has been providing services to the Company less than thirty-six (36) months).

          Sections 2.3, 2.3.1 and 2,3.2 of the Agreement shall be deleted in their entirety and replaced by the following;

 2.3 Disability Benefit. If the Executive experiences a Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit amount set forth on Schedule A for the Plan Year ending immediately prior to such Disability.

2.3.2 Payment of Benefit. The Company shall pay the annual benefit amount to the Executive in equal and consecutive monthly installments payable on the first day of each month commencing with the month following such Disability and continuing for two-hundred fifteen (215) additional months, for a total of two-hundred sixteen (216) monthly payments.

          Section 2.4.2 of the Agreement shall be deleted in their entirety and replaced by the following:

 2.4.2 Payment of Benefit. The Company shall pay the annual benefit amount to the Executive in equal and consecutive monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age and continuing for two hundred fifteen (215) additional months, for a total of two hundred sixteen (216) monthly payments.

          Section 2.7 of the Agreement shall be deleted in its entirety and replaced by the following:

 2.7 Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

         (a) may not accelerate the time or schedule of any distribution, except as provided in Section 409 A of the Code and the regulations thereunder;
         (b) must, for benefits distributable under Sections 2.2 and 2.4, be made at least twelve (12) months prior to the first scheduled distribution;
         (c) must, for benefits distributable under Sections 2.1, 2.2 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and
         (d) must take effect not less than twelve (12) months after the election is made.

          Section 7.3 of the Agreement shall be deleted in its entirety and replaced by the following:

13 Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 7.2, if this Agreement terminates in the following circumstances:

         (a) Within thirty (30) days before, or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(a)(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

         (b) Upon the Company's dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

         (c) Upon the Company's termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-l(c) if the Executive participated in such arrangements ("Similar Arrangements"), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Agreement;

         the Company may distribute the amount the Company has accrued with respect to the Company's obligations hereunder, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

         Schedule A shall be deleted in its entirety and replaced with the following Schedule A.

         IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this Fourth Amendment.



Executive:                                         First South Bank

s/ V. Lewis Shuler                                 By s/ Barry L. Slider
------------------                                    ------------------
V. Lewis Shuler
                                                    Title President/CEO
                                                          -------------

                                                             Plan Year Reporting

                            Salary Continuation Plan
                                   Schedule A



 V. Lewis Shuler

------------------------------------------------------------------------------------------------------------------------------------
Birth Date; 6/8/1943                          Early Termination         Disability           Change in Control           Pre-retire.
Plan Anniversary Date: 11/1/2000                                                                                           Death
Normal Retirement: 6/8/2008, Age 65             Annual                Annual                   Annual                      Benefit
                                                Benefit      (3)      Benefit      (3)         Benefit      (3)
Normal Retirement Payment:                    Amount Payable at     Amount Payable at        Amount Payable at           Lump Sum
Monthly for 18 years                        Normal Retirement Age Separation from Service  Normal Retirement Age           Benefit
------------------------------------------------------------------------------------------------------------
            Discount    Benefit    Accrual               Based On               Based On               Based On          Based On
              Rate       Level z   Balance    Vesting     Benefit   Vesting     Accrual   Vesting      Benefit          Accrual
Values    --------------------------------------------------------------------------------------------------------------------------
as of          (1)        (2)        (3)        (4)         (5)        (6)       (7)        (8)          (9)              (10)
------------------------------------------------------------------------------------------------------------------------------------
Oct 2000     7.50%      20,484     16,338     100%        20,484      100%       1,657      100%       20,484             16,338
Oct 2001     7.50%      20,894     34,328     100%        20,894      100%       3,481      100%       20,894             34,328
Oct 2002     7.50%      21,312     54,179     100%        21,312      100%       5,494      100%       21,312             54,179
Oct 2003     7.50%      21,738     76,148     100%        21,738      100%       7,721      100%       21,738             76,148
Oct 2004     7.50%      22,173    100,557     100%        22,173      100%      10,196      100%       22,173            100,557
Oct 2005     7.50%      22,616    127,835     100%        22,616      100%      12,962      100%       22,616            127,835
Oct 2006     7.50%      23,068    158,608     100%        23,068      100%      16,082      100%       23,068            158,608
Oct 2007     7.50%      23,530    193,959     100%        23,530      100%      19,667      100%       23,530            193,959
Jun 2008     7.50%      24,000    238,176     100%        24,000      100%      24,000      100%       24,000            238,176

1    June 8, 2008 Retirement; July 1, 2008 First Payment Date

2 The benefit amount is based on a $20,484 beginning benefit, inflating at 2.00% each year to $24,000 at retirement.

3 The annual benefit amount will be distributed in 12 equal monthly payments for a total of 216 monthly payments.

" IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND
  THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.